Number	Organized Under the Laws of the State of Delaware	Shares

Emerald Oil, Inc. Authorized 500,000,000 shares of Common Stock at $.001 par value

This Certifies that ________________________ is the registered owner of _______________(***) fully paid and non-assessable shares of common stock of the Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers this ___ day of _______A.D. 2014.

Paul Wiesner, Secretary	McAndrew Rudisill, CEO

FOR VALUE RECEIVED, _________ hereby sell(s), assign(s), and transfer(s) unto _____________________________________________________________________________________________ Shares represented by the within Certificate, and do hereby irrevocably constitute(s) and appoint(s) ___________________________________ Attorney to transfer the said Shares on the books of the within named Company with full power of substitution in the premises.

Dated ____________________________, 20

In Presence of

LEGEND

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, ASSIGNED, OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL (i) SUCH SHARES ARE REGISTERED UNDER THE ACT OR ANY STATE SECURITIES LAWS, (ii) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED, OR (iii) AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION EXISTS.